CELLULAR SPECIALTIES, INC.

Financial Statements
For the Year Ended
December 31, 2013

(With Independent Auditors' Report Thereon)

CONTENTS

MH&Co

MELANSON HEATH & COMPANY, PC

CERTIFIED PUBLIC ACCOUNTANTS
MANAGEMENT ADVISORS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Cellular Specialties, Inc.

We have audited the accompanying financial statements of Cellular Specialties, Inc., (an S Corporation) which comprise the balance sheet as of December 31, 2013, and the related statements of income and retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

102 Perimeter Road • 149 Hanover Street • 10 New England Business Center Drive, Suite 107 • 51 Davis Street, Suite 1 • P.O. Box 646
Nashua, NH 03063 Manchester, NH 03101 Andover, MA 01810 Greenfield, MA 01301 Ellsworth, ME 04605
800-282-2440 • www.melansonheath.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellular Specialties, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Melanson, Heath + Company P.C.

Manchester, New Hampshire
February 24, 2014

CELLULAR SPECIALTIES, INC.

Balance Sheet
December 31, 2013

ASSETS

Current Assets:	
Cash and cash equivalents	$ 6,183,057
Accounts receivable, net	3,999,779
Deposits and miscellaneous receivables	132,335
Inventory	4,906,446
Prepaid expenses	71,645
Deferred state income taxes	50,000
Total Current Assets of Continuing Operations	15,343,262
Current Assets of Discontinued Operations:	
Escrow receivable	1,800,408
Total Current Assets	17,143,670
Property and Equipment, net	809,942
Intangibles, net	1,226,732
TOTAL ASSETS	$ 19,180,344

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:	
Current portion of capital lease obligations	$ 16,590
Accounts payable	2,523,706
Accrued expenses	1,768,190
Deferred revenues	2,004
Total Current Liabilities	4,310,490
Capital Lease Obligations, net of current portion	26,439
Deferred State Income Taxes	6,000
Total Liabilities	4,342,929
Stockholders' Equity:	
Common stock	108,207
Additional paid-in-capital	46,000
Retained earnings	14,683,208
Total Stockholders' Equity	14,837,415
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 19,180,344

The accompanying notes are an integral part of these financial statements.

CELLULAR SPECIALTIES, INC.

Statement of Income and Retained Earnings
For the Year Ended December 31, 2013

		% of Sales
Sales	$ 36,713,819	100.0 %
Cost of Sales	18,012,798	49.1
Gross Profit	18,701,021	50.9
Operating Expenses	10,488,415	28.6
Income From Operations	8,212,606	22.3
Other Income and (Expenses):		
Interest income	2,770	-
Interest expense	(62,812)	(0.2)
Other expense	(5,456)	-
Bad debt recoveries	4,199	-
Loss on sale of assets	(4,277)	-
Total Other Income and (Expenses)	(65,576)	(0.2)
Income from Continuing Operations Before Taxes	8,147,030	22.1
Provision for State Income Taxes	675,018	1.8
Income from Continuing Operations	7,472,012	20.3
Discontinued Operations:		
Income from operations of discontinued component	8,420,354	22.9
Provision for State Income Taxes	616,198	1.7
Income from Discontinued Operations	7,804,156	21.2
Net Income	15,276,168	41.5 %
Retained Earnings, beginning	1,806,059	
Dividends Declared	(2,399,019)	
Retained Earnings, ending	$ 14,683,208	

The accompanying notes are an integral part of these financial statements.

CELLULAR SPECIALTIES, INC.

Statement of Cash Flows
For the Year Ended December 31, 2013

Cash Flows From Operating Activities:	
Net income	$ 15,276,168
Adjustments to reconcile net income to cash provided by operating activities:	
Loss on disposition of assets	4,277
Gain on sale of service division	(9,004,568)
Depreciation and amortization	264,968
Accounts receivable	3,831,224
Change in uncompleted contracts, net	1,765,471
Deposits and miscellaneous receivables	(117,252)
Inventory	(4,094,168)
Prepaid expenses	(939,104)
Deferred state income tax asset	41,000
Escrow receivable from discontinued operations	(408)
Cash sweep accrual	(2,345,220)
Accounts payable	804,126
Accrued expenses	(1,240,307)
Deferred revenues	534,612
Deferred state income tax liability	(5,000)
Net cash provided by operating activities	4,775,819
Cash Flows from Investing Activities:	
Purchase of intangibles	(1,226,732)
Purchase of fixed assets	(570,411)
Proceeds from sale of fixed assets	800
Proceeds from sale of service division	12,431,121
Net cash provided by investing activities	10,634,778
Cash Flows From Financing Activities:	
Net advances/(payments) on line of credit	1,123,950
Payments on capital leases	(15,981)
Dividends paid	(2,399,019)
Payments on stockholders' loans	(8,145,247)
Proceeds from exercise of stock options	47,095
Net cash used for financing activities	(9,389,202)
Net Increase	6,021,395
Cash and Cash Equivalents, beginning	161,662
Cash and Cash Equivalents, ending	$ 6,183,057

The accompanying notes are an integral part of these financial statements.

CELLULAR SPECIALITIES, INC.

Notes to Financial Statements
December 31, 2013

1. Nature of Business

The principal business activity of Cellular Specialties, Inc. (the Company), is the development of high quality, reliable in-building amplifiers and repeaters along with the implementation of turnkey in-building wireless solutions throughout the country. The Company was incorporated on March 5, 1997.

2. Summary of Significant Account Policies

The following is a summary of significant accounting policies of the Company used in preparing and presenting the accompanying financial statements.

Method of Accounting

The Company uses the accrual method of accounting for both financial and tax reporting purposes. This method recognizes revenues and expenses and the related assets and liabilities when earned or incurred without regard to the time of receipt or payment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all accounts with an initial maturity of three months or less to be cash equivalents. At December 31, 2013, cash and cash equivalents consist of bank checking, savings accounts and money market accounts; there are no cash equivalents.

Accounts Receivable

The adequacy of the allowance for doubtful accounts is reviewed quarterly by the Company and adjusted as required through the provision for doubtful accounts (Bad Debt Expense). In determining the amount required in the allowance account, management has taken into account a variety of factors including risk characteristics of the selected accounts, number of days outstanding and current economic conditions.

Inventory

Inventory consists of parts, work-in-process and finished goods. Inventory is stated at the lower of cost or market, with cost determined principally on a first-in, first-out (FIFO) basis, using a standard cost or actual cost method.

Certain overhead expenses have been capitalized and included in ending inventory. Overhead and labor included in inventory at December 31, 2013 totaled $95,306.

Property and Equipment and Depreciation

Property and equipment are stated at cost. Depreciation of property and equipment is provided over the estimated useful lives utilizing the straight line method for book purposes and the MACRS (Modified Accelerated Cost Recovery System) method for tax purposes. Estimated useful lives of the assets are as follows:

Equipment	3 - 7
Vehicles	5
Leasehold improvements	4 - 12

Advertising

Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2013 was $38,487.

Income Taxes

Effective, March 1, 2005, the Company has elected to be treated under Subchapter S of the Internal Revenue Code. Accordingly, federal taxable income is passed through to the stockholders on a pro rata basis and federal taxes are paid at the stockholder level. State income taxes are recorded at the statutory rate.

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

Sales Tax

The Company excludes from its sales all sales taxes assessed to customers. Sales taxes assessed on sales are recorded as accrued liabilities on the balance sheet until remitted to the state agencies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments are cash and cash equivalents, accounts receivable, accounts payable and capital lease obligations. The recorded values of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values based on their short-term nature. The recorded value of the capital lease obligation approximates its fair value, as interest approximates market rates.

Research and Development

Internal research and development costs are expensed as incurred. For the year ended December 31, 2013, research and development costs of approximately $4,416,000 have been included in operating expenses.

3. **Accounts Receivable**

Accounts receivable at December 31, 2013 consist of the following:

Trade accounts receivable	$ 4,022,188
Less allowance for doubtful accounts	(22,409)
Accounts receivable, net	$ 3,999,779

4. **Prepaid Expenses**

At December 31, 2013, prepaid expenses consist of the following:

Prepaid miscellaneous	$ 45,153
Prepaid insurance	26,492
Prepaid expenses	$ 71,645

5. **Inventory**

Inventory consists of the following at December 31, 2013:

Materials	$ 4,980,156
Work in process	259,755
	5,239,911
Inventory reserve	(333,465)
Inventory	$ 4,906,446

6. Property and Equipment

Property and equipment consists of the following at December 31, 2013:

Equipment	$ 2,225,254
Leasehold improvements	176,346
	2,401,600
Accumulated depreciation	(1,591,658)
Property and Equipment, net	$ 809,942

Depreciation expense for the year ended December 31, 2013 was $264,968.

7. Intangibles

In 2013, the Company entered into an agreement to license the rights to certain intellectual property. The purchase price paid was $1,226,732 in cash, which represents its fair value. This amount was recorded as an intangible asset and is being amortized over its estimated benefit period of 2 years. As of December 31, 2013, there was no accumulated amortization because the Company had not finalized the implementation of these assets. Under the terms of the agreement, the Company is also required to pay royalties, as defined, to the licensors quarterly. Estimated amortization expense of the intangibles is $613,366 per year for the years ending December 31, 2014 and 2015.

8. Line of Credit

The Company has available a line of credit with a bank in the amount of $5,000,000. Interest is computed at the *Wall Street Journal's* prime rate plus ½%, payable monthly. At December 31, 2013 the interest rate was 3.75%. Principal is payable on demand. The line is secured by substantially all assets of the Company. The Company is required to maintain certain financial covenants for which the Company was in compliance during the year 2013. There were no advances outstanding on the line of credit as of December 31, 2013.

9. Accrued Expenses

At December 31, 2013, accrued expenses consist of the following:

State taxes	$ 1,117,780
Payroll, taxes and withholdings	487,362
Miscellaneous	163,048
Accrued expenses	$ 1,768,190

10. Capital Leases

The Company acquired equipment under the provisions of long-term leases. These leases are classified as capital leases.
The total cost of property and equipment acquired under capital leases is $66,717 at December 31, 2013, and the total related accumulated depreciation is $26,582. Depreciation of assets under capital leases is included in depreciation expense.

Future minimum payments under capital leases consist of the following at December 31, 2013:

2014	$ 17,545
2015	19,033
2016	7,931
Total minimum lease payments	44,509
Less amount representing interest	(1,480)
Present value of minimum capital lease payments	43,029
Less current portion	(16,590)
Capital Lease Obligations, net of current portion	$ 26,439

11. Stockholders' Equity

Stockholders' equity consists of retained earnings, common stock, and additional paid in capital.

At December 31, 2013, there are 1,500,000 shares of no par value common stock authorized divided into 1,000,000 shares voting stock and 500,000 shares non-voting stock; 600,000 shares of voting common stock issued and outstanding; and 247,710 shares of non-voting common stock issued and outstanding. 52,290 shares of non-voting common stock is reserved in connection with the Company's stock plan under which employees, non-employees, directors, and consultants providing services to the Company may be offered the opportunity to acquire an equity interest in the Company.

During 2013, 9,310 shares of non-voting common stock were issued.

12. Stock Plan

In April of 2002, shareholders approved the adoption of the "Cellular Specialties, Inc. 2002 Stock Plan", (the plan). Pursuant to recapitalization, the plan was amended in 2009 to revise terms and conform to the change in authorized stock.

The plan provides for the granting of non-voting common stock options under an Incentive Stock Option plan for the benefit of employees meeting certain eligibility requirements, as well as a Non-Qualified Stock Option plan for the benefit of certain non-employee consultants. Both plans provide for graded vesting, with one quarter of the original number of shares vesting one year after the vesting measurement date and thereafter, in thirty-six equal monthly installments. The maximum number of shares granted under the plan is 100,000 shares.

Under the plan, eligible participants are granted the option to acquire the specified number of shares at the stated market value established at the grant date. Options expire on the tenth anniversary of the grant date and are non-transferable.

As required by *Compensation – Stock Compensation, Awards Classified as Equity, Topic* of the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC), the Company accounts for stock option awards using the grant date estimated fair value of the equity instruments, net of any amount paid or to be paid by the grantee. Prior to 2006, the Company used the minimum value method permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to account for stock options granted to employees. The Company recognized compensation expense for stock option grants, based on the minimum value method.

Management has determined that the amount of compensation cost associated with the options granted, modified, repurchased, and cancelled in 2013 is immaterial; therefore no compensation cost has been recognized in 2013. Total compensation cost related to non-vested awards not yet recognized is also deemed to be immaterial.

The following is an analysis of options to purchase shares of the Company's stock issued and outstanding as of December 31, 2013:

	Options	Weighted Average Exercise Price
Options outstanding January 1, 2013	48,300	19.43
Exercised	(9,310)	3.40
Options outstanding December 31, 2013	38,990	23.26

As of December 31, 2013, options for 38,428 shares at a weighted average exercise price of $23.09 were vested and exercisable, and the weighted average remaining contractual term of vested options outstanding is approximately 5 years.

13. Operating Leases

The Company leases office and warehouse space in Manchester, New Hampshire. Various leases for office space run concurrent with the original lease. The Company

entered into an amendment to its office lease agreement, effective May 1, 2013, which extends the terms of the lease for five additional years, through April 30, 2018. The Company entered into an amendment to its warehouse space lease agreement, effective September 1, 2013 which extends the terms of the lease for an additional five years, through August 31, 2018. The amendment for the warehouse space contains an option to extend the lease for five additional years.

The leases call for minimum monthly rental payments of $25,746, plus common area charges. All leases contain cost of living adjustments and provide that the tenant is to pay certain common area charges. Rent expense for the year ended December 31, 2013 was $402,771, which includes common area charges.

Effective September 19, 2011, the company leased a phone system. The lease calls for monthly payments of $1,785 for five years.

Future minimum rentals under the Company's operating leases for facilities and phone system for the years ending December 31, are as follows:

2014	$ 352,242
2015	350,074
2016	355,879
2017	339,663
2018	151,847
	$ 1,549,705

14. Income Taxes

As disclosed in Note 2, the Company's stockholders elected Internal Revenue Code Subchapter S status for income tax purposes as of March 1, 2005.

The Company files income tax returns in the U.S. federal jurisdiction as a pass-through entity and various state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal or state examinations by tax authorities for years before 2010.

Income Taxes Topic of FASB ASC prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. At December 31, 2013, there were no unrecognized tax benefits. The Company does not believe there will be any material changes in their unrecognized tax benefits over the next twelve months.

Deferred income taxes are provided for the temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation methods for income tax purposes), the allowance for doubtful accounts (deductible for financial statement purposes but not for income tax purposes), the inventory allowance (deductible for financial statement purposes but not for income tax purposes), and accrued vacation pay (deductible for financial statement purposes but not for income tax purposes). Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Significant components of the Company's deferred tax assets and liabilities at December 31, 2013 are as follows:

Deferred State Tax Assets:		
Allowance for uncollectible accounts receivable	$	2,000
Inventory reserve		28,000
Accrued vacation pay		20,000
	$	50,000
Deferred State Tax Liabilities		
Fixed assets	$	(6,000)
	$	(6,000)

The provision for state income taxes consists of the following at December 31, 2013:

Current	$ 1,255,216
Deferred	36,000
Provision for State Income Taxes	$ 1,291,216

For income tax purposes, the Company may be required to pay built-in gains tax in future periods. The tax on built-in gains is a corporate-level tax on S corporations that dispose of assets that appreciated in value during years in which the Company was considered a regular "C corporation" for tax purposes. Assets disposed of by the Company during the ten-year period beginning on March 1, 2005 and ending on February 28, 2015 are potentially subject to this tax.

15. Discontinued Operations

Discontinued operations relate to the Company's service division. The service division operated until the sale of the division, effective February 28, 2013. The Company recognized a gain on the sale of the service division of $9,004,568.

16. Supplemental Disclosures of Cash Flow Information

During the year ended December 31, 2013, interest paid totaled $106,122 and income taxes paid totaled $123,062.

During the year ended December 31, 2013, the Company entered into non-cash financing transactions in the amount of $28,000 for the acquisition of office equipment and $3,863,086 to pay off the outstanding balance of the line of credit from proceeds of the sale of the service division.

17. Contingencies

The Company may be involved in certain legal proceedings and claims that arise in the ordinary course of its business. Management is of the opinion that the amount of ultimate liability with respect to these actions will not affect the financial position of the Company.

18. Concentrations of Credit Risk

The principal business activity of the Company is the development of high quality, reliable in-building amplifiers and repeaters along with the implementation of turnkey in-building wireless solutions throughout the country. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company grants credit to their customers, a large percentage of which are wireless service providers. As a result, the Company may be especially vulnerable to the consequences of changes in the wireless industry. The Company performs ongoing credit evaluations of the customers' financial condition and generally requires no collateral. At December 31, 2013, two customers comprised 70% of the Company's receivables. The same customers comprised 58% of the Company's sales during 2013.

The Company maintains cash balances at banks which are insured by the FDIC up to $250,000. The Company's bank balance as of December 31, 2013 was $6,483,097 of the total bank balance $227,800 was insured by the FDIC and $6,205,297 was uninsured and uncollateralized.

19. Subsequent Events

The Company has evaluated subsequent events through February 24, 2014, the date which the financial statements were available to be issued.

Subsequent to year end, stock options totaling 29,000 shares were exercised resulting in 29,000 shares of non-voting common stock being issued.